UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________
Date of Report
(Date of earliest
event reported):    September 27, 2019
BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
  12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of principal executive offices)
(414) 259-5333
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	BGG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01. Entry into a Material Definitive Agreement.
On September 27, 2019, Briggs & Stratton Corporation (the “Company”) and Briggs & Stratton AG (“B&S AG”), as borrowers, entered into a $625 million revolving credit agreement (the “Credit Agreement”) with various financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement replaces that certain multicurrency credit agreement among the Company, B&S AG, various financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent, dated as of March 25, 2016. The Company intends to use the new revolving credit facility for general corporate purposes, which may include the retirement of its $195 million of outstanding 6.875% Senior Notes due December 2020 (the “Senior Notes”).
The Credit Agreement provides for a revolving credit facility scheduled to mature on September 27, 2024, subject to a springing maturity date if the Senior Notes are not refinanced more than 91 days prior to their maturity date. The initial maximum availability under the revolving credit facility is $625 million, consisting of a $585 million North American revolving facility and a $40 million Swiss revolving facility, in each case subject to a borrowing base consisting of certain eligible cash, accounts, inventory, equipment, trademarks and real estate. As of September 27, 2019, approximately $370.8 million of revolving loans were drawn under the Credit Agreement. Availability under the revolving credit facility is reduced by outstanding letters of credit, of which approximately $1.5 million were outstanding as of September 27, 2019. The Company may from time to time increase the maximum availability under the Credit Agreement by up to $350 million if certain conditions are satisfied, including (i) the absence of any event of default under the Credit Agreement, and (ii) the Company obtaining the consent of the lenders participating in each such increase.
Borrowings under the Credit Agreement generally bear interest at a variable rate equal to (i) LIBOR for the applicable interest period plus a specified margin based upon the Company’s consolidated fixed charge coverage ratio (as defined in the Credit Agreement) (the “Fixed Charge Coverage Ratio”), or (ii) the base rate (which is the highest of (a) the U.S. prime rate quoted by The Wall Street Journal, (b) the greater of (x) the federal funds rate and (y) the overnight bank funding rate, plus in each case 0.50%, and (c) the sum of 1% plus one-month LIBOR) plus a specified margin based upon the Company’s Fixed Charge Coverage Ratio.
The Company must also pay (1) an unused line fee on the aggregate amount of revolving commitments that are unused from time to time in the amount of 25.0 basis points per annum, (2) letter of credit participation fees to the lenders under the Credit Agreement ranging from 150.0 to 225.0 basis points per annum on the undrawn amount of letters of credit, determined based upon the Company’s Fixed Charge Coverage Ratio from time to time and (3) letter of credit fronting fees to each issuer of letters of credit under the Credit Agreement in the amount of 12.5 basis points per annum on the undrawn amount of the letters of credit issued by such issuer.
The Credit Agreement contains various restrictions and covenants applicable to the Company and, with certain exceptions, its subsidiaries. Among other requirements, if aggregate availability under the Credit Agreement decreases to below the greater of 12.5% of the line cap (defined as the lesser of the aggregate commitments and the aggregate borrowing base) and $50 million (the “FCCR Test Amount”), the Company may not permit the Fixed Charge Coverage Ratio to be less than 1.0 to 1.0 for any period of four consecutive fiscal quarters, until aggregate availability under the Credit Agreement exceeds the FCCR Test Amount for at least 30 consecutive days.
Various subsidiaries of the Company are guarantors, and in the future will be required to become guarantors, of the Company’s and certain other subsidiaries’ obligations from time to time arising under the Credit Agreement and under certain hedging and banking services agreements. The Company guarantees the obligations of B&S AG and any other subsidiaries’ obligations under the Credit Agreement and under certain hedging and banking services agreements. Subject to customary exceptions and limitations, all of the borrowings under the Credit Agreement are secured by a lien on substantially all of the assets of the Company, B&S AG and each subsidiary guarantor, including all of the assets included in the borrowing base. Certain additional subsidiaries of the Company may from time to time become borrowers under the Credit Agreement.

The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the administrative agent may declare any outstanding obligations under the Credit Agreement to be immediately due and payable. In addition, if, among other things, the Company, B&S AG, any other subsidiary borrower under the Credit Agreement, while it remains a borrower under the Credit Agreement, or any other material subsidiary becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Agreement will automatically become immediately due and payable.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information under Item 1.01 is incorporated herein by reference.

Cautionary Statement on Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words “believe”, “estimate”, “expect”, “forecast”, “intend”, “plan”, “project”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the company's current views and assumptions and involve risks and uncertainties that include, among other things, the ability to successfully forecast demand for our products; changes in interest rates and foreign exchange rates; the effects of weather on the purchasing patterns of consumers and original equipment manufacturers (OEMs); actions of engine manufacturers and OEMs with whom we compete; changes in laws and regulations; changes in customer and OEM demand; changes in prices of raw materials and parts that we purchase; changes in domestic and foreign economic conditions; the ability to bring new productive capacity on line efficiently and with good quality; outcomes of legal proceedings and claims; and other factors disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of the company's Annual Report on Form 10-K and in its periodic reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

10.1
Revolving Credit Agreement, dated as of September 27, 2019, among Briggs & Stratton Corporation, Briggs & Stratton AG, the other subsidiary borrowers from time to time party thereto, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swingline lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date:	October 3, 2019	/s/ Mark A. Schwertfeger
Mark A. Schwertfeger
Senior Vice President and Chief Financial Officer Duly Authorized Officer